UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

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☐	Preliminary Information Statement

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☒	Definitive Information Statement

LONGWEN GROUP CORP.

(Name of Registrant as Specified In Its Charter)

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LONGWEN GROUP CORP.

RM 219, No. 25, Caihe Rd.

Shangcheng Dist., Hangzhou

Zhejiang Province, China

To:	The Holders of the Common Stock of Longwen Group Corp.

Re:	Actions by Written Consent in Lieu of Annual Meeting of Stockholders

This Information Statement is furnished by the Board of Directors of Longwen Group Corp., a Nevada corporation (the “Company”, or “LWLW”, or “We”), to holders of record of the Company’s common stock, $0.0001 par value per share (the “Common Stock”), at the close of business on April 5, 2024 (the “Record Date”). The purpose of this Information Statement is to inform the Company’s stockholders of certain actions taken by the written consent of the holders of a majority of the Company’s voting stock, dated as of April 5, 2024, in lieu of an Annual Meeting of stockholders.

1.	To approve an amendment to the Company’s Articles of Incorporation to change the Company’s name to: Wenyuan Group Corp.; and
2	To re-elect current directors to serve until the next Annual Meeting of Shareholders and thereafter until their successors are elected and qualified; and
3.	To grant the Board of Directors the discretionary authority to amend the Company’s articles of incorporation to affect a reverse stock split of the Company’s common stock (“Common Stock”) in a range of not less than five (5) shares and not more than ten (10) shares, into one share of Common Stock at any time prior to December 31, 2024 (the “Reverse Split Proposal”); and
4.	A proposal to ratify the appointment of Simon & Edward, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024.

The foregoing actions were approved on April 5, 2024, by our Board of Directors. In addition, on April 5, 2024, the holder of 65.7% of the Company’s outstanding voting securities, as of the Record Date, approved the foregoing actions. The number of shares voting for the proposals was sufficient for approval.

Section 78.320 of the Nevada Revised Statutes (the “NRS”) provides in part that any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if, before or after the action, a written consent thereto is signed by stockholders holding at least a majority of the voting power, except that if a different proportion of voting power is required for such an action at a meeting, then that proportion of written consents is required.

In order to eliminate the costs and management time involved in obtaining proxies and in order to affect the above actions as early as possible in order to accomplish the purposes of the Company as herein described, the Board consented to the utilization of, and did in fact obtain, the written consent of the Consenting Stockholders who collectively own shares representing a majority of our Common Stock.

The above actions taken by the Company’s stockholders will become effective on or about May 6, 2024 and are more fully described in the Information Statement accompanying this Notice. Under the rules of the Securities and Exchange Commission, the above actions cannot become effective until at least 20 days after the accompanying Information Statement has been distributed to the stockholders of the Company.

The entire cost of furnishing this Information Statement will be borne by the Company. The Company may request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of the Common Stock held of record by them and will reimburse such persons for their reasonable charges and expenses in connection therewith.

WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

No action is required by you. The accompanying Information Statement is furnished only to inform our stockholders of the actions described above before they take place in accordance with Rule 14c-2 of the Securities Exchange Act of 1934. This Information Statement will be first distributed to you on or about April 16, 2024.

If you have any questions on the enclosed Information Statement you may contact us directly. We thank you for your continued interest in our Company.

By Order of the Board of Directors

/s/ Xizhen Ye
Xizhen Ye, Chief Executive Officer

April 16, 2024

Hangzhou City, Zhejiang Province, China

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE REQUESTED NOT TO SEND US A PROXY

INFORMATION STATEMENT

INFORMATION STATEMENT PURSUANT TO SECTION 14C OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

THIS IS NOT A NOTICE OF AN ANNUAL MEETING OF STOCKHOLDERS AND NO STOCKHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN. THE ACTIONS DESCRIBED IN THIS INFORMATION STATEMENT HAVE BEEN APPROVED BY HOLDERS OF A MAJORITY OF OUR COMMON STOCK. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. THERE ARE NO DISSENTERS’ RIGHTS WITH RESPECT TO THE ACTIONS DESCRIBED IN THIS INFORMATION STATEMENT.

INTRODUCTION

This Information Statement is being mailed or otherwise furnished to the holders of common stock, $0.0001 par value per share (the “Common Stock”) of Longwen Group Corp., a Nevada corporation (“We” or the “Company”) by the Board of Directors to notify them about a certain actions that the holders of a majority of the Company’s outstanding voting stock have taken by written consent, in lieu of an Annual Meeting of the stockholders. The actions were taken on April 5, 2024.

Copies of this Information Statement are first being sent on or about April 16, 2024 to the holders of record on April 5, 2024 of the outstanding shares of the Company’s Common Stock.

General Information

This Information Statement and Notice of Stockholder Action by Written Consent are being furnished by us to our stockholders of record as of April 5, 2024, to inform our stockholders that the Board of Directors of the Company (the “Board”) and the holders of approximately 65.7% of our outstanding voting stock as of such date (the “Voting Stockholders”), have taken and approved the following actions (the “Corporate Action”):

1.	To approve an amendment to the Company’s Articles of Incorporation to change the Company’s name to: Wenyuan Group Corp.; and
2	To re-elect current directors to serve until the next Annual Meeting of Shareholders and thereafter until their successors are elected and qualified; and
3.	To grant the Board of Directors the discretionary authority to amend the Company’s articles of incorporation to affect a reverse stock split of the Company’s common stock (“Common Stock”) in a range of not less than five (5) shares and not more than ten (10) shares, into one share of Common Stock at any time prior to December 31, 2024 (the “Reverse Split Proposal”); and
4.	A proposal to ratify the appointment of Simon & Edward, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024.

The Company may ask brokers and other custodians, nominees, and fiduciaries to forward this Information Statement to the beneficial owners of the common stock held of record by such persons and will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

Dissenters’ Right of Appraisal

No dissenters’ or appraisal rights under the Nevada Revised Statutes are afforded to the Company’s stockholders as a result of the approval of the actions set forth above.

Vote Required

The vote, which was required to approve the above actions, was the affirmative vote of the holders of a majority of the Company’s voting stock. Each holder of Common Stock is entitled to one (1) vote for each share of Common Stock held. The date used for purposes of determining the number of outstanding shares of voting stock of the Company entitled to vote is April 5, 2024. The Record Date for determining those shareholders of the Company entitled to receive this Information Statement is the close of business on April 5, 2024. As of the Record Date, the Company had outstanding 80,009,427 shares of Common Stock. Holders of the Common Stock have no preemptive rights. All outstanding shares are fully paid and nonassessable. The transfer agent for the Common Stock is West Coast Stock Transfer, Inc., 721 N. Vulcan Ave. 1st FL, Encinitas, CA 92024. Telephone: 619-664-4780.

Vote Obtained - Section 78.320 of the Nevada Revised Statutes

Section 78.320 of the Nevada Revised Statutes Law provides that any action required to be taken at any annual or special meeting of stockholders of a corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock, having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

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To eliminate the costs and management time involved in soliciting and obtaining proxies to approve the actions and to effectuate the Actions as early as possible to accomplish the purposes of the Company as hereafter described, the Board of Directors of the Company voted to utilize, and did in fact obtain, the written consent of the holders of a majority of the voting power of the Company. Mr. Xizhen Ye is the consenting shareholder and his approximate ownership percentage of the voting stock of the Company totals in the aggregate 65.7% of the outstanding voting stock.

This Information Statement is being distributed pursuant to the requirements of Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) to the Company’s stockholders on the Record Date. The corporate actions described herein will be effective approximately 20 days (the “20-day Period”) after the distributing of this Information Statement. The 20-day Period is expected to conclude on or about May 6, 2024.

The entire cost of furnishing this Information Statement will be borne by the Company.

ACTION ONE

AMENDMENT TO THE ARTICLES OF INCORPORATION

TO CHANGE THE NAME OF THE COMPANY

Name Change

On April 5, 2024 the Board of Directors of the Company approved, declared it advisable and in the Company’s best interest, and directed that there be submitted to the holders of a majority of the Company’s common stock for approval, the prospective amendment to the Company’s Articles of Incorporation to change the name of the Company to Wenyuan Group Corp. (the “Name Change Amendment”). On April 5, 2024, the stockholders of the Company owning approximately 65.7% of the Company’s outstanding voting stock (the “Majority Stockholders”) approved the Name Change Amendment by written consent, in lieu of an annual meeting of the stockholders.

The Board of Directors of the Company and the Majority Stockholders believe that it is advisable and, in the Company’s, best interests to authorize and approve the Name Change Amendment in order to more accurately reflect additions to the Company’s business focus and its future activities.

The Name Change Amendment, a copy of which is attached to this Information Statement as Exhibit A, will be filed with the Nevada Secretary of State by the end of April 2024.

ACTION TWO

RE-ELECTION OF CURRENT DIRECTORS

The Board of Directors of the Company currently consists of seven members. On April 5, 2024, the Board of Directors and Majority Stockholders of the Company approved all seven current directors named below to be re-elected as the directors of the Company. Directors are normally elected by the shareholders at each annual meeting to hold office until their respective successors are elected and qualified and need not be shareholders of the Company. Directors may receive compensation for their services as determined by the Board of Directors. See “Compensation of Directors.” The following persons have been re-elected to be directors of the Company.

Voting for the election of directors is non-cumulative, which means that a simple majority of the shares voting may elect all of the directors. Each share of Common Stock is entitled to one (1) vote and, therefore, has a number of votes equal to the number of authorized directors.

Although the Company’s management expects that each of the following directors will be available to serve as a director, in the event that any of them should become unavailable prior to being appointed, a replacement will be appointed by a majority of the then-existing Board of Directors. Management has no reason to believe that any of its nominees, if elected, will be unavailable to serve. All directors are expected to serve until the next Annual Meeting of Shareholders or until their successors are duly elected and qualified.

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Re-election as Director

The following table sets forth certain information with respect to persons re-elected as Directors of the Company, by the Board of Directors and Majority Stockholders of the Company and who will be re-elected following the 20-day Period after the distribution of the Information Statement:

Name	Age	Position(s)

Xizhen Ye	61	Director

Lili Ye	34	Director

Tianhui Luan	34	Director

Xianrong Liu	58	Director

Songhua Wang	68	Director

Chunrong Yao	81	Director

Yinong Zhao	64	Director

Biographical Information Regarding Directors

Xizhen Ye has been the Company’s Chief Executive Officer and Chief Financial Officer since November 29, 2016. Mr. Ye is also the President of Longwen Group Corporation (Cayman Island), a Cayman Island company since year 2015 which is also a shareholder of the Company. From February 2016 to August 2018, he served as the President of Zhejiang Longwen Investment Management Co., Ltd. (China), and his job duties include to supervise the management team, review the financial performance and etc. Moreover, Mr. Ye is the General Manager of Hangzhou Longwen Culture & Media Co., Ltd. (China) since year 2011.He has a BS degree in Journalism of Bijing Institute of Humanities (China). Mr. Ye’s business background led to the decision to appoint him to the Company’s Board of Directors.

Lili Ye was born in Zhejiang Province, China, She was graduated from the Cod College of Capital Normal University in 2013 with Education Bachelor degree. Ms. Ye is the daughter of Mr. Xizhen Ye, the President and CEO of the Company, and she has served as the Chairman of Longwen Media Co., Ltd. since 2011. Ms. Ye has many years of successful writing, editing and directing experiences, and she is also a member of Zhejiang Writers Association. Ms. Ye has published novels “The Curse of Love”, “My Heart Will Let You Hear”, “The Rose of Sassland” (upper and lower parts) and a collection of essays “Yinghuo”, “Insect’s Lover Heart” and so forth. In 2011, her novella “Green Lotus Snow, Dreams Fleeing Years” and “Stay With Me Like Clothes” participated in the first “Spark Burning Winter” and the second session held by Cinderella “Dream of Midsummer” national literature competition, both won the second place. In 2013, she became a director of the World Chinese Poetry Association.

Tianhui Luan was born in Mudsanjiang, Heilongjiang Province, China. She was graduated from Tianjin Normal University with a bachelor’s degree in Management. From March 2014 to March 2015, she worked in Huideng International Travel Agency, engaged in planning and planning. From March 2015 to September 2016, she worked in Beijing Times Feilu Culture Communication Co., Ltd., as a marketing editor. From September 2016 to March 2023, she worked in Houlang Publishing Company, as a marketing manager. During her inauguration, she successfully planned and marketed the million-dollar best-selling book “Lifetime Growth”, and planned and marketed many best-selling books: “642 Things to Write”, “Micro Habits”, “Reasons to Live”, “What Kind of Life Do You Want to Live”, Wu Lei’s first personal photo “Flying on the Ground”, and Mayday guitarist Stone’s prose “Because I Can’t Stay”. At the same time, she is fond of writing. In 2010, she participated in the first “Midsummer Painting Dream” National Literary Competition held by Cinderella, and her work “Singing Love Songs is worse than Falling in Love with Me” won the third prize. In 2011, her novella “Love Songs Didn’t Tell My Business” and “Cute Pet Family” participated in the first “Spark Burning Winter” and the second “Midsummer Painting Dream” National Literary Competition held by Cinderella, and both won the second place.

Xianrong Liu was born in Hangzhou, Zhejiang Province, China, high school degree. Mr. Liu has many years of management experiences and organizational capabilities. From November 1983 to 2001, he worked for Hangzhou Electronic Instrument Industry Company. From October 2002 to 2023, he has been engaged in administrative management at West Lake Times Square.

Songhua Wang was graduated from Zhejiang Institute of Finance and Economics Education. From 2002 to 2005, she worked at Hangzhou Xingbao Auto Parts Co., Ltd. as the head of finance department. From 2005 to 2007, she worked at Sinopharm Holding Branch as the Chief Accountant. From 2007 to 2011, she was the financial director at Hangzhou Cultural Communication Company. From 2011 to 2016, Mrs. Wang worked as a self-accounting business and engaged in accounting works. Mrs. Wang has comprehensive financial management capabilities such as budget management, process control, accounting, cost control, financial analysis, internal audit, SASAC audit, listing audit, training management and taxation management. She is also familiar with various national tax laws and regulations in China.

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Chunrong Yao was born in Chong Qing City, China. She used to be the chairman of the trade union of the Second Construction and Installation Company of the 12th Bureau of China Hydropower Bureau and an associate research librarian. Member of Chinese Musicians Association, honorary director of Zhejiang Musicians Association. He has composed more than 3,000 songs, 9 dance music pieces, and 4 TV music pieces, 89 of which won national awards. “56 Strings Connecting Beijing” won the highest award of the national “Five One Project” in 1997, “China Sings to the World” won the first prize in the fifth “China Art Festival” festival song evaluation and was designated as a festival song, “ Dear People” won the highest award of the Stars Award in the 10th “China Art Festival”. “Ode” won the United Nations Millennium Development Goals Contribution Award in 2015, “My Family Lives by the Canal”, “Stories of Spring and Autumn”, “Love in July”, “Communist”, “Voice of Power Builders”, “Song of Youth” “, “Pearls in Hands for You”, “Tent, Tent”, “Fragrant Four Seas”, “Three Gorges of the Yellow River”, “Green Zhejiang”, “Gold and Silver for You”, “The Story of Watermelon Peel”, “Mei Pai Dozens of works such as “Little Biography” and “After School Time” have won the first prize of the National Song Competition. “In 2010, the “Shanka Works Concert” was successfully held in Zhejiang. In 2000, “Shanka Songs” (211 songs) was published by People’s Music Publishing House and distributed nationwide. In 1995, he was awarded the National Employee Self-taught Award (51 people in total), and was jointly commended by five ministries and commissions including the All-China Federation of Trade Unions, the Ministry of Education, and the Ministry of Labor.

Yinong Zhao was graduated from: Beijing Technology and Business University (Beijing Institute of Light Industry), director and researcher of the Smart City Research Institute of the Chinese Academy of Management Sciences, and has been engaged in the media industry for more than 20 years, served as the editor-in-chief of “China United Business Daily”, concurrently served as the deputy secretary-general of the Capital Youth Journalists Association, the deputy secretary-general of the China International Exchange Promotion Association, the deputy secretary-general of the Beijing Human Resources Association, and the executive of the China International City Case Study Committee Secretary-General and Advisor to the People’s Government of Zigong City, Sichuan Province, Executive Director of CDM Global Environmental Protection Fund, Director of Taihu Cultural Forum, etc. In 2004, he began to study urbanization and urban development. In 2010, he served as the deputy secretary-general of the Chinese Academy of Management Sciences. In 2017, he served as the vice president of the Chinese Academy of Management Sciences. In 2011, he began to enter the field of smart city research. In 2015, entrusted by the People’s Government of Jiexiu City, Shanxi Province, he led the compilation of the Outline of the 13th Five-Year Plan for Jiexiu City, Shanxi Province. In 2017, he served as the vice president of the Chinese Academy of Management Sciences. In 2019, he served as an expert editorial board member of “Digital China - Selected High-Quality Cases of Smart City”. In 2021, entrusted by the People’s Government of Yushe County, Shanxi Province, he lead the compilation of the “Outline of the Tenth, Fourth, and Fifth Plans of Yushe County, Shanxi Province”.

Each of our directors’s primary qualification to serve as such involves his or her extensive experience with different aspects of business management, financial management and/or cultural and health product industry.

Family Relationships

Mrs. Lili Ye is the daughter of Mr. Xizhen Ye. There are no other family relationships between or among the above Directors, executive officers or persons nominated or charged by us to become directors or executive officers.

Meetings of the Board

Each of the nominated directors is expected to attend 100% of the aggregate number of meetings of the Board in 2024 from the date hereof.

Communications with the Board

Shareholders and any interested parties may send correspondence to the Board or to any individual director, by mail to Corporate Secretary, Longwen Group Corp., RM 219, No. 25, Caihe Rd., Shangcheng Dist., Hangzhou City, Zhejiang Province, China.

ACTION THREE

APPROVAL OF GRANT TO THE BOARD OF DIRECTORS THE DISCRETIONARY AUTHORITY TO AFFECT A REVERSE STOCK SPLIT TO THE COMPANY’S COMMON STOCK

We are seeking the written consent of the Majority Stockholders of the Company to grant our Board of Directors (the “Board”) discretionary authority to amend the Company’s Articles of Incorporation to affect a reverse stock split of the issued and outstanding shares of our common stock, par value $0.0001 per share (the “Common Stock”), such split to combine a whole number of outstanding shares of our Common Stock in a range of not less than five (5) shares and not more than ten (10) shares, into one share of Common Stock at any time prior to December 31, 2024 (the “Reverse Split Proposal”).

The amendments will not change the number of authorized shares of Common Stock, or the relative voting power of our shareholders. Because the number of authorized shares will not be reduced, the number of authorized but unissued shares of our Common Stock will materially increase and will be available for reissuance by the Company. The Reverse Split Proposal, if affected, would affect all of our holders of Common Stock uniformly.

The Board unanimously approved and recommended seeking Majority Stockholders approval of this Reverse Split Proposal, on April 5, 2024.

Even if the Majority Stockholders approve the Reverse Split Proposal, we reserve the right not to affect any reverse stock split if the Board does not deem it to be in the best interests of our shareholders. The Board believes that granting this discretion provides the Board with maximum flexibility to act in the best interests of our shareholders. If this Reverse Split Proposal is approved by the Majority Stockholders, the Board will have the authority, in its sole discretion, without further action by the shareholders, to affect a reverse stock split.

The Board’s decision as to whether and when to affect the reverse stock split will be based on a number of factors, including prevailing market conditions, existing and expected trading prices for our Common Stock, actual or forecasted results of operations, and the likely effect of such results on the market price of our Common Stock.

Following a reverse stock split, the number of our outstanding shares of Common Stock will be significantly reduced. A reverse stock split will also affect our outstanding stock options and shares of Common Stock issued under the Company’s 2022 and 2023 Equity Incentive Plan (the “Plans”). Under the Plans, the number of shares of Common Stock deliverable upon exercise or grant must be appropriately adjusted and appropriate adjustments must be made to the purchase price per share to reflect the reverse stock split.

The Reverse Split Proposal is not being proposed in response to any effort of which we are aware to accumulate our shares of Common Stock or obtain control of the Company, nor is it a plan by management to recommend a series of similar actions to our Board or our shareholders.

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There are certain risks associated with a reverse stock split, and we cannot accurately predict or assure the reverse stock split will produce or maintain the desired results (for more information on the risks see the section below entitled “Certain Risks Associated with a Reverse Stock Split”). However, our Board believes that the benefits to the Company and our shareholders outweigh the risks and recommends voting in favor of granting the Board the discretionary authority to affect a reverse stock split.

Reasons for the Reverse Stock Split

The primary purpose for effecting the reverse stock split, should the Board of Directors choose to effect one, would be to increase the per share price of our Common Stock. The Board of Directors believes that, should the appropriate circumstances arise, affecting the reverse stock split would, among other things, help us to:

●	Meet certain initial listing requirements of the NASDAQ and/or New York Stock Exchange (“NYSE”);

●	Appeal to a broader range of investors to generate greater investor interest in the Company; and

●	Improve the perception of our Common Stock as an investment security.

Meet the NASDAQ or NYSE Listing Requirements - Our Common Stock is currently listed on the OTC:QB (“LWLW”). Both the NASDAQ and the NYSE require a minimum trading price per share in order to list on either exchange. The NASDAQ and the NYSE Rules and Regulations require among other things, that in order to list on their exchanges, the average closing price of a company’s common stock must be at least $3.00 or $4.00 per share over a consecutive 30 trading-day period.

Appeal to a Broader Range of Investors to Generate Greater Investor Interest in the Company - An increase in our stock price may make our Common Stock more attractive to investors. Brokerage firms may be reluctant to recommend lower-priced securities to their clients. Many institutional investors have policies prohibiting them from holding lower-priced stocks in their portfolios, which reduces the number of potential purchasers of our Common Stock. Investment funds may also be reluctant to invest in lower-priced stocks. Investors may also be dissuaded from purchasing lower-priced stocks because the brokerage commissions, as a percentage of the total transaction, tend to be higher for such stocks. Moreover, the analysts at many brokerage firms do not monitor the trading activity or otherwise provide coverage of lower-priced stocks. Giving the Board of Directors the ability to affect a reverse stock split, and thereby increase the price of our Common Stock, would give the Board the ability to address these issues if it is deemed necessary.

Improve the Perception of Our Common Stock as an Investment Security - We believe that the overall economic environment in which we and other business competitors are currently operating has been a significant contributing factor in the decline in the price of our Common Stock. Our Board of Directors unanimously approved the discretionary authority to affect a reverse stock split as one potential means of increasing the share price of our Common Stock to improve the perception of our Common Stock as a viable investment security. Lower-priced stocks have a perception in the investment community as being risky and speculative, which may negatively impact not only the price of our Common Stock, but also our market liquidity. As an aquaculture trading company, we believe that we may be particularly sensitive to this type of negative public perception and, if this Reverse Split Proposal is approved, our Board of Directors would have the ability to increase our per share price if it determines that it is undermining our current or future prospects.

Certain Risks Associated with a Reverse Stock Split

Even if a reverse stock split is affected, some or all of the expected benefits discussed above may not be realized or maintained. The market price of our Common Stock will continue to be based, in part, on our performance and other factors unrelated to the number of shares outstanding.

The reverse stock split will reduce the number of outstanding shares of our Common Stock without reducing the number of shares of available but unissued Common Stock, which will also have the effect of increasing the number of authorized but unissued shares. The issuance of additional shares of our Common Stock may have a dilutive effect on the ownership of existing shareholders.

The current economic environment, in which we operate, the substantial debt we carry and other risks which affect our ability to operate as a going concern, along with otherwise volatile equity market conditions, could limit our ability to raise new equity capital in the future.

Principal Effects of a Reverse Stock Split

If our Majority Stockholders approve this Reverse Split Proposal and the Board of Directors elects to affect a reverse stock split, our issued and outstanding shares of Common Stock would decrease at a rate of approximately one share of Common Stock for every five (5) to ten (10) shares of Common Stock currently outstanding, with adjustment for any fractional shares. The reverse stock split would be affected simultaneously for all of our Common Stock, and the exchange ratio would be the same for all shares of Common Stock. The reverse stock split would affect all of our shareholders uniformly and would not affect any shareholder’s percentage ownership interests in the Company, except to the extent that it results in a shareholder receiving whole shares in lieu of fractional shares. Shareholders holding fractional shares as a result of the reverse stock split will be rounded up to the next whole share. The reverse stock split would not affect the relative voting or other rights that accompany the shares of our Common Stock, except to the extent that it results in a shareholder receiving a whole share in lieu of fractional shares. Common Stock issued pursuant to the reverse stock split would remain fully paid and non-assessable. The reverse stock split would not affect our securities law reporting and disclosure obligations, and we would continue to be subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We have no current plans to take the Company private. Accordingly, a reverse stock split is not related to a strategy to do so.

In addition to the change in the number of shares of Common Stock outstanding, a reverse stock split would have the following effects:

Increase the Per Share Price of our Common Stock - By effectively condensing a number of pre-split shares into one share of Common Stock, the per share price of a post-split share is generally greater than the per share price of a pre-split share. The amount of the initial increase in per share price and the duration of such increase, however, are uncertain. If appropriate circumstances exist, the Board may utilize the reverse stock split as part of its plan to obtain listing on the NASDAQ or NYSE to meet their listing standards noted above.

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Increase in the Number of Shares of Common Stock Available for Future Issuance - By reducing the number of shares outstanding without reducing the number of shares of available but unissued Common Stock, a reverse stock split will increase the number of authorized but unissued shares. The Board believes the increase is appropriate for use to fund the future operations of the Company. Although the Company does not have any pending acquisitions for which shares are expected to be used, the Company may also use authorized shares in connection with the financing of future acquisitions.

The following table contains approximate information relating to our common stock, based on share information as of April 5, 2024:

	Current	After Reverse Split if 1:5 Ratio is Selected	After Reverse Split if 1:10 Ratio is Selected
Authorized Common Stock	550,000,000	550,000,000	550,000,000
Common Stock issued and outstanding	80,009,427	16,001,886	8,000,943
Common Stock reserved for issuance for future grants under 2022 Equity Incentive Plan(1)	1,570,000	314,000	157,000
Common Stock reserved for issuance for future grants under 2023 Equity Incentive Plan(2)	5,000,000	1,000,000	500,000

(1)	We are authorized to issue up to 10,000,000 shares of common stock for grants under our 2022 Equity Incentive Plan of which 8,430,000 shares have been granted.
(2)	We are authorized to issue up to 5,000,000 shares of common stock for grants under our 2023 Equity Incentive Plan, and no share has been granted as of April 5, 2024.

Although a reverse stock split would not have any dilutive effect on our shareholders, a reverse stock split without a reduction in the number of shares authorized for issuance would reduce the proportion of shares owned by our shareholders relative to the number of shares authorized for issuance, giving our Board an effective increase in the authorized shares available for issuance, in its discretion. Our Board from time to time may deem it to be in the best interests of the Company and our shareholders to enter into transactions and other ventures that may include the issuance of shares of our Common Stock. If our Board authorizes the issuance of additional shares subsequent to the reverse stock split described above, the dilution to the ownership interest of our existing shareholders may be greater than would occur had the reverse stock split not been affected. Many stock issuances not involving equity compensation do not require shareholder approval, and our Board generally seeks approval of our shareholders in connection with a proposed issuance only if required at that time.

Require Adjustment to Currently Outstanding Securities Exercisable into Shares of our Common Stock - A reverse stock split would affect a reduction in the number of shares of Common Stock issuable upon the exercise of our outstanding stock options in proportion to the reverse stock split ratio. Additionally, the exercise price of outstanding options would increase, likewise in proportion to the reverse stock split ratio.

Require Adjustments to Number of Shares of Common Stock Available for Future Issuance under our 2022 and 2023 Equity Incentive Plan - In connection with any reverse split, our Board would also make a corresponding reduction in the number of shares available with respect to options or common stocks granted under our 2022 and 2023 Equity Incentive Plan so as to avoid the effect of increasing the value of options previously granted.

In addition, a reverse stock split may result in some shareholders owning “odd lots” of less than 100 shares of Common Stock, which may be more difficult to sell and may cause those holders to incur greater brokerage commissions and other costs upon sale.

Authorized Shares of Common Stock

The Reverse Split Proposal will not change the number of authorized shares of Common Stock but will increase the number of authorized shares available for future issuance for corporate needs such as equity financing, retirement of outstanding indebtedness, stock splits and stock dividends, employee benefit plans, or other corporate purposes as may be deemed by the Board to be in the best interests of the Company and its shareholders. The Board believes the increase in available shares for future issuance is appropriate to fund the future operations of the Company. It will also provide the Company with greater flexibility to respond quickly to advantageous business opportunities. However, we may from time to time explore opportunities to make acquisitions using stock. As a result, the Company’s current number of authorized shares of Common Stock may enable the Company to better meet its future business needs.

We believe that the current amount of authorized Common Stock will make a sufficient number of shares available, should the Company decide to use its shares for one or more of such previously mentioned purposes or otherwise. The current capital will provide the Board with the ability to issue additional shares of stock without further vote of the shareholders of the Company, except as provided under Nevada corporate law or under the rules of any national securities exchange on which shares of stock of the Company are then listed.

Procedure for Effecting Reverse Stock Split and Exchange of Stock Certificates

If the Reverse Split Proposal is approved by our Majority Stockholders, our Board, in its sole discretion, will determine whether such an action is in the best interests of the Company and our shareholders, taking into consideration the factors discussed above. If our Board believes that a reverse stock split is in our best interests and the best interest of our shareholders, our Board will then implement the reverse stock split.

We would then file a certificate of amendment to our Articles of Incorporation with the Secretary of the State of Nevada at such time as our Board of Directors had determined as the appropriate effective time for the reverse stock split to affect the reverse split. The certificate of amendment would add a new provision providing those holders of our Common Stock immediately prior to the filing of the amendment, as attached to this Information Statement as Exhibit B, will receive one share of Common Stock for each number of shares selected by the Board. Upon the filing of the certificate of amendment, the Company would then submit the reverse stock split application with Financial Industry Regulatory Authority (“FINRA”), in order to receive clearance from FINRA and proceed the reverse stock split.

The issued shares of Common Stock held by shareholders of record as of the effective date of the reverse stock split received clearance from FINRA, would be converted into a lesser number of shares of Common Stock calculated in accordance with the reverse stock split ratio of not less than one-for-five (1:5) and not more than one-for-ten (1:10), as selected by our Board and set forth in the certificate of amendment.

For example, if a shareholder presently holds 100 shares of our Common Stock, he or she would hold 20 shares of Common Stock following a one-for-five reverse stock split, or 10 shares of Common Stock following a one-for-ten reverse stock split, in each case with an adjustment for any fractional shares. Beginning on the effective date of the split, each certificate representing pre-split shares would be deemed for all corporate purposes to evidence ownership of post-split shares.

6

As soon as practicable after the effective date of the reverse stock split, shareholders would be notified that the reverse stock split had been affected.

Effect on Beneficial Holders (i.e., Shareholders Who Hold in “Street Name”)

Upon the reverse stock split, we intend to treat Common Stock held by shareholders in “street name,” through a bank, broker or other nominee, in the same manner as shareholders whose shares are registered in their own names. Banks, brokers or other nominees will be instructed to affect the reverse stock split for their customers holding Common Stock in “street name.” However, these banks, brokers or other nominees may have different procedures than registered shareholders for processing the reverse stock split. If you hold shares of Common Stock with a bank, broker or other nominee and have any questions in this regard, you are encouraged to contact your bank, broker or other nominee.

Effect on Registered “Book-Entry” Holders (i.e., Shareholders that are Registered on the Transfer Agent’s Books and Records but do not Hold Certificates)

Some of our registered holders of Common Stock may hold some or all of their shares electronically in book-entry form with our transfer agent, West Coast Stock Transfer, Inc. These shareholders do not have stock certificates evidencing their ownership of Common Stock. They are, however, provided with a statement reflecting the number of shares registered in their accounts. If a shareholder holds registered shares in book-entry form with our transfer agent, no action needs to be taken to receive post-reverse stock split shares. If a shareholder is entitled to post-reverse stock split shares, a transaction statement will be available to be sent to the shareholder’s address of record indicating the number of shares (adjusted for any fractional shares) of Common Stock held following the reverse stock split, if required by the shareholder.

Effect on Certificated Shares

Upon the reverse stock split our transfer agent will act as our exchange agent and assist holders of Common Stock in implementing the exchange of their certificates.

Commencing on the effective date of a reverse stock split received clearance from FINRA, shareholders holding shares in certificated form may exchange his or her certificates for new share certificate by contacting our transfer agent directly at West Coast Stock Transfer, Inc., 721 N. Vulcan Ave. 1st FL, Encinitas, CA 92024. There will be a fee for the issuance of new certificates. The transfer agent will forward you the instructions on how a shareholder should surrender his or her certificates representing Common Stock (“Old Certificates”) to the transfer agent in exchange for certificates representing the appropriate number of whole post-reverse stock split Common Stock, as applicable (“New Certificates”). No New Certificates will be issued to a shareholder until that shareholder has surrendered all Old Certificates, together with a properly completed and executed letter of transmittal, to the transfer agent. The letter of transmittal will also contain instructions on how you may obtain New Certificates if your Old Certificates have been lost. If you have lost your certificates, you will have to pay any surety premium and the service fee required by our transfer agent.

Until surrendered, we will deem outstanding Old Certificates held by shareholders to be canceled and only to represent the number of whole shares to which these shareholders are entitled.

Any Old Certificates submitted for exchange, whether because of a sale, transfer or other disposition of shares, will automatically be exchanged for New Certificates.

Shareholders should not destroy any stock certificates and should not submit any certificates until requested to do so by the transfer agent. Shareholders are encouraged to promptly surrender Old Certificates to the transfer agent (acting as exchange agent in connection with the reverse stock split) in order to avoid having shares become subject to escheat laws.

Fractional Shares

The effect of the reverse stock split upon existing shareholders of the common stock will be that the total number of shares of the Company’s common stock held by each shareholder will automatically convert into the number of whole shares of common stock equal to the number of shares of common stock owned immediately prior to the reverse stock split divided by the reverse stock split ratio chosen by the Board, with an adjustment for any fractional shares. (Fractional shares will be rounded up to the next whole share).

Upon effectuation of the Reverse Split Proposal, each common shareholder’s percentage ownership interest in the Company’s common stock will remain virtually unchanged, except for minor changes and adjustments that will result from rounding fractional shares into whole shares. The rights and privileges of the holders of shares of common stock of the Company will be substantially unaffected by the reverse stock split. All issued and outstanding options, warrants, and convertible securities would be appropriately adjusted for the reverse stock split automatically on the effective date of the reverse split. Shareholders holding a fractional as a result of the reverse stock split will be rounded up to the next whole share.

No Appraisal Rights

Our shareholders are not entitled to appraisal rights with respect to a reverse stock split, and we will not independently provide shareholders with any such right.

Interests of Directors and Executive Officers

Our directors and executive officers have no substantial interests, directly or indirectly, in the matters set forth in this Reverse Split Proposal except to the extent of their ownership of shares of our Common Stock.

Reservation of Right to Abandon Reverse Stock Split

We reserve the right to abandon a reverse stock split without further action by our shareholders at any time before the effectiveness of the filing with the Secretary of the State of Nevada of the certificate of amendment to our Articles of Incorporation, even if the authority to affect a reverse stock split has been approved by our Majority Stockholders by written consent. By voting in favor of a reverse stock split, it is also authorizing the Board to delay, not to proceed with, and abandon, a reverse stock split if it should so decide, in its sole discretion, that such action is in the best interests of the shareholders.

7

Vote Required

The holders of a majority of our issued and outstanding shares of Common Stock entitled to vote are required. On April 5, 2024, the Reverse Split Proposal has been approved by written consent of our Majority Stockholder that holds 65.7% of our issued and outstanding shares of Common Stock.

ACTION FOUR

THE APPROVAL, RATIFICATION AND CONFIRMATION OF THE RE-APPOINTMENT

OF

SIMON & EDWARD, LLP AS THE COMPANY’S INDEPENDENT AUDITOR

FOR THE FISCAL YEAR ENDED DECEMBER 31, 2024

The Board has re-appointed the firm of Simon & Edward, LLP (“Simon & Edward”) to act as our independent registered public accounting firm for the fiscal year ending December 31, 2024, and such re-appointment is being submitted to our Majority Stockholders for ratification of which a majority of such shareholders entitled to vote approved of the ratification on April 5, 2024 by written consent in lieu of a shareholder annual meeting. Simon & Edward is considered by our management to be well qualified.

Audit and Other Fees

Since 2022, Simon & Edward has served as our independent registered public accounting firm. The following table summarizes the fees charged by Simon & Edward for the services rendered to the Company during its terms of engagement in 2023:

2023
Audit Fees (1)	$32,500
Audit-Related Fees	$0
Tax Fees	$0
All Other Fees	$0
Total Fees	$32,500

(1)	Represents aggregate fees charged by Simon & Edward for its annual audits and quarterly reviews.

8

EXECUTIVE COMPENSATION

The Summary Compensation Table shows certain compensation information for services rendered in all capacities for the fiscal years ended December 31, 2023, 2022 and 2021. Other than as set forth herein, no executive officer’s salary and bonus exceeded $100,000 in any of the applicable years. The following information includes the dollar value of base salaries, bonus awards, the number of stock options granted and certain other compensation, if any, whether paid or deferred.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-equity incentive plan compensation ($)	Non-qualified deferred compensation earnings ($)	All other compensation ($)	Total ($)
Xizhen Ye	2023	30,976	-	-	-	-	-	-	30,976
	2022	22,373	-	-	-	-	-	-	22,373
Chief Executive Officer/Chief Financial Officer/Director	2021	-	-	-	-	-	-	-	-
Lili Ye, Director	2023	22,045	-	-	-	-	-	-	22,045

Employment Agreements

The Company currently has no employment agreements with its executive officers.

Director Compensation

For the years ended December 31, 2023, 2022 and 2021, the directors were not awarded any options or paid any cash for director compensation.

Stock Equity Plan

A total of 10,000,000 shares of common stock are authorized to be issuable to employees, consultants, and directors of the Company under our 2022 Equity Incentive Plan. As of April 5, 2024, 8,430,000 shares of common stock have been issued from our 2022 Equity Incentive Plan.

A total of 5,000,000 shares of common stock are authorized to be issuable to employees, consultants, and directors of the Company under our 2023 Equity Incentive Plan. As of April 5, 2024, no shares of common stock have been issued from our 2023 Equity Incentive Plan.

Director Compensation

All directors hold office until the next annual meeting of shareholders and until their successors have been duly elected and qualified. Officers are elected by and serve at the discretion of the board of directors. We currently have five independent directors. Currently, our directors do not receive compensation for serving in such a capacity.

Bonuses and Deferred Compensation

We have no bonus, deferred compensation or retirement plan. Decisions regarding compensation are determined by our board of directors.

Payment of Post-Termination Compensation

We do not have change-in-control agreements with any of our directors or executive officers, and we are not obligated to pay severance or other enhanced benefits to executive officers upon termination of their employment.

9

Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters

Except as indicated below, each of the stockholders listed below possesses sole voting and investment power with respect to their shares. The percentage of ownership set forth below is based upon 80,009,427 shares of common stock issued and outstanding as of April 5, 2024. Unless otherwise specified, the address of each of the persons set forth below is in care of the Company.

Name and Address	Amount and Nature of Beneficial Ownership		Percentage of Common Stock(1)

Xizhen Ye President, Chief Executive Officer, Chief Financial Officer, Director
Rm 219, No. 25, Caihe Rd., Shangcheng Dist.,
Hangzhou City, Zhejiang Province, China	54,715,755	(2)(3)(4)	68.4%

Lili Ye(5) Director
Rm 219, No. 25, Caihe Rd., Shangcheng Dist.,
Hangzhou City, Zhejiang Province, China	6,729,500	(6)	8.4%

Tianhui Luan Director
Rm 219, No. 25, Caihe Rd., Shangcheng Dist.,
Hangzhou City, Zhejiang Province, China	-0-		*

Xianrong Liu Independent Director
Rm 219, No. 25, Caihe Rd., Shangcheng Dist.,
Hangzhou City, Zhejiang Province, China	1,271,271	(7)	1.6%

Songhua Wang Independent Director
Rm 219, No. 25, Caihe Rd., Shangcheng Dist.,
Hangzhou City, Zhejiang Province, China	-0-		*

Chunrong Yao Independent Director
Rm 219, No. 25, Caihe Rd., Shangcheng Dist.,	-0-		*
Hangzhou City, Zhejiang Province, China

Yinong Zhao Independent Director
Rm 219, No. 25, Caihe Rd., Shangcheng Dist.,	-0-		*
Hangzhou City, Zhejiang Province, China

Yonggang Wang(8)
Beijing, China	6,729,500	(9)	8.4%

Officers and Directors as a Group (7 Persons)	62,716,526		78.4%

*	less than 1%

(1)	Based upon 80,009,427 shares outstanding as of April 5, 2024.

(2)	Includes 52,573,448 shares owned by Mr. Xizhen Ye.

(3)	Includes Mr. Ye’s beneficial ownership of 63.46% of Longwen Cayman, which owns 66,667 shares of the Company’s common stock.

(4)	Includes 2,100,000 shares owned by Mr. Ye’s wife

(5)	Mrs. Lili Ye is the daughter of Mr. Xizhen Ye, the CEO of the Company.

(6)	Includes 4,729,500 shares owned by Mrs. Lili Ye’s husband,

(7)	Includes 1,271,271 shares owned by Mr. Liu’s wife.

(8)	Mr. Wang is the son-in-law of Mr. Xizhen Ye, and the husband of Mrs. Lili Ye.

(9)	Includes 2,000,000 shares owned by Mr. Wang’s wife, Mrs. Lili Ye.

10

Certain Relationships and Related Transactions

Family Relationships

Mrs. Lili Ye is the daughter of Mr. Xizhen Ye. There are no other family relationships between or among the above Directors, executive officers or persons nominated or charged by us to become directors or executive officers.

Related Party Transactions

During the three months ended March 31, 2022, the Company borrowed total $82,107 from the President of the Company for its normal business operations and the acquisition of Hangzhou Wenyuan Enterprise Management Co., Ltd. (“Hangzhou Wenyuan”) (FKA: Hangzhou Longwen Enterprise Management Co., Ltd or “Hangzhou Longwen”). From July 2022 to December 2022, the Company borrowed additional $9,676 from the President of the Company. As of December 31, 2022, the total amount owed to the President was $90,494, with a difference of $1,289 due to the foreign exchange fluctuation. During the year ended September 30, 2023, the Company repaid $16,977 (RMB 123,000) to the President. As of December 31, 2023, the balance of the loan due to our President was $71,165. The difference of $2,350 is due to the fluctuation in foreign exchange. The borrowing is unsecured, non-interest-bearing and due on demand.

During the three months ended March 31, 2023, the wife of President of the Company, repaid commercial loan and accrued interest in the total amount of $14,050 on behalf of the Company. In addition, during 2023, the Company received advances of $156,058 in cash from and repaid $28,330 to the wife of President of the Company. As of December 31, 2023, the amount due to this related party was $127,345, with difference of $383 due to the fluctuation in foreign exchange.

During the year ended December 31, 2023, the Company recognized compensation expenses of $30,976, $16,166 and $22,045 to the President, his wife and daughter, respectively. As of December 31, 2023, the compensation payable to these related parties totaled $31,446, which was included in accounts payable and accrued liabilities on the consolidated balance sheet.

During the year ended December 31, 2023, the Company purchased inventory in the total amount of $40,373 from Hangzhou Longwen Culture Media Ltd. (“HZLWCM”), an entity under the control by the daughter of the President of the Company. As of September 30, 2023, the amount payable to HZLWCM totaled $40,373, which was included in accounts payable and accrued liabilities on the consolidated balance sheet.

WHERE YOU CAN FIND MORE INFORMATION

The Company is subject to the informational requirements of the Exchange Act and files reports and other information with the SEC. Such reports and other information filed by the Company may be inspected and copied at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, DC 20549-2736.

By order of the Board of Directors

/s/ Xizhen Ye
Xizhen Ye, Chief Executive Officer

April 16, 2024

Hangzhou, Zhejiang Province, China

11

Exhibit A

CERTIFICATE OF AMENDMENT

OF

ARTICLES OF INCORPORATION

OF

LONGWEN GROUP CORP.

Longwen Group Corp., a corporation organized and existing under the laws of the State of Nevada (the “Corporation”), does hereby certify as follows:

1. The name of the Corporation is Longwen Group Corp.

2. Article 1 is amended to change our corporate name to “Wenyuan Group Corp.”

3. This Certificate of Amendment has been duly adopted by the Board of Directors and stockholders of the Corporation in accordance with Section ___ of the Corporation Law of the State of Nevada.

4. This Certificate of Amendment shall become effective at ____________ ___. m. Pacific Time on ___________, _________.

IN WITNESS WHEREOF, the Corporation has caused its duly authorized officer to execute this Certificate of Amendment on this _____ day of _________, _________.

Longwen Group Corp.

By:
Name:
Title:

A-1

EXHIBIT B

CERTIFICATE OF AMENDMENT

OF

ARTICLES OF INCORPORATION

OF

LONGWEN GROUP CORP.

Longwen Group Corp., a corporation organized and existing under the laws of the State of Nevada (the “Corporation”), does hereby certify as follows:

1. The name of the Corporation is Longwen Group Corp.

2. Article 4 of the Articles of Incorporation of the Corporation, as amended to date, is hereby amended by replacing the first paragraph thereof with the following:

“The total number of shares of all classes of common stock which the Corporation shall have the authority to issue 550,000,000 shares of the par value of $.0001 each are to be of a class designated Common Stock (the “Common Stock”).

Upon the filing and effectiveness (the “Effective Time”) of this amendment to the Corporation’s Articles of Incorporation pursuant to the Nevada Corporation Law, each _______________ shares of the Common Stock (the “Old Common Stock”) issued immediately prior to the Effective Time shall be reclassified and combined into one validly issued, fully paid and non-assessable share of the Corporation’s common stock, $.0001 par value per share (the “New Common Stock”), without any action by the holder thereof (the “Reverse Stock Split”). Any shareholder who owns one or fewer shares will be rounded-up to one whole share. No fractional shares will be issued. Each certificate that theretofore represented shares of Old Common Stock shall thereafter represent that number of shares of New Common Stock into which the shares of Old Common Stock, represented by such certificate shall have been reclassified and combined; provided, that each person holding of record a stock certificate or certificates that represented shares of Old Common Stock shall receive, upon surrender of such certificate or certificates, a new certificate or certificates evidencing and representing the number of shares of New Common Stock to which such person is entitled under the foregoing reclassification and combination.”

3. This Certificate of Amendment has been duly adopted by the Board of Directors and stockholders of the Corporation in accordance with Section ___ of the Corporation Law of the State of Nevada.

4. This Certificate of Amendment shall become effective at ____________ ___. m. Pacific Time on ___________, _________.

IN WITNESS WHEREOF, the Corporation has caused its duly authorized officer to execute this Certificate of Amendment on this _____ day of _________, _________.

Longwen Group Corp.

By:
Name:
Title:

B-1